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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Form 8-K of our report dated May 5, 1998 included in this Registration Statement. It should be noted that we have not audited any financial statements of the company subsequent to March 31, 1998 or performed any audit procedures subsequent to the date of our report.

                    /s/ ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania
September 15, 1998